SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) October 7, 2002
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                          Sutter Holding Company, Inc.
               (Exact Name of Registrant as Specified in Charter)



        Delaware                     1-15733                   59-2651232
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(State or Other Jurisdiction    (Commission File          (IRS Employer
 of Incorporation)               Number)                   Identification No.)


   150 Post Street, Suite 405, San Francisco, California              94108
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          (Address of Principal Executive Offices)                  (Zip Code)



    Registrant's telephone number, including area code       (415) 788-1441
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events and Regulation FD Disclosure

On October 7, 2002, the registrant, Sutter Holding Company, Inc., entered into a Stock Purchase and Sale Agreement with Third Half Millenium Company, Inc., an Illinois corporation. The agreement provides for the sale by the registrant to Third Half Millenium of all of the capital stock of SSI Securities, an inactive wholly owned subsidiary of the registrant. SSI's liabilities greatly exceed its assets and the transaction involved nominal consideration to the registrant. The registrant retained a contingent right to certain net cash proceeds in the event SSI Securities should collect certain payables. Third Half Millenium is not an affiliate of the registrant, or any of the registrant's executive officers, directors or principal shareholders.

ITEM 7.        Financial Statements and Exhibits

(3)      Exhibits

         10.1     Stock Purchase and Sale Agreement

SIGNATURES

October 15, 2002            SUTTER HOLDING COMPANY, INC.

                            By: s/ ROBERT E. DIXON
                                --------------------------------------------
                                    Robert E. Dixon, Co-Chief Executive
                                    Officer


















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